Exhibit 99.1

2U, Inc. Reports Results for Third Quarter 2019

Delivers revenue growth of 44%

LANHAM, Md. — November 12, 2019 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today reported financial and operating results for the third quarter ended September 30, 2019 and updated its guidance for full-year 2019.

Results for Third Quarter 2019 Compared to Third Quarter 2018

•	Revenue increased 44% to $153.8 million
•	Graduate Program Segment revenue increased 15% to $103.4 million
•	Alternative Credential Segment revenue increased 192% to $50.4 million, including $29.2 million in revenue from the Trilogy acquisition completed in May 2019
•	Net loss increased $131.2 million to $141.1 million, or $(2.23) per share

Non-GAAP Results for Third Quarter 2019 Compared to Third Quarter 2018

•	Adjusted net loss increased $25.6 million to $26.2 million, or $(0.41) per share
•	Adjusted EBITDA loss increased to $10.7 million

“Our strong topline growth and recent pipeline wins, bolstered by the success of our strategic M&A, validate our position as a leader in the digital transformation of higher education,” Co-Founder and Chief Executive Officer Christopher “Chip” Paucek said. “2U’s expanding portfolio of 72 top tier universities and over 300 offerings are testaments to the ongoing strength of our partnership model and to the quality of the student outcomes we deliver.”

Chief Financial Officer Paul Lalljie commented, “I chose to join 2U because of its mission and unique position as a leader in the education technology market. I feel good about our performance this quarter, and I am confident about the guidance we provided. As we continue to invest in the quality of our solutions, we want to take a closer look at improving the efficiency of our operations. With disciplined cost management and focused execution behind working capital initiatives, we expect to drive improved cash flow progression company-wide. Additionally, we will accelerate our integration of the Trilogy acquisition.”

Discussion of Third Quarter 2019 Results

Revenue totaled $153.8 million, a 44% increase from $107.0 million in the third quarter of 2018. Graduate Program Segment revenue grew 15% to $103.4 million driven by a 25% increase in full course equivalent enrollments, partially offset by an 8% decrease in average revenue per full course equivalent enrollment. Alternative Credential Segment revenue increased 192% to $50.4 million, driven by full course equivalent enrollments of 14,729.

Costs and expenses totaled $288.8 million, a 143% increase from $118.8 million in the third quarter of 2018. This $169.9 million increase was driven by a $70.4 million non-cash impairment of goodwill related to the carrying value of the boot camp business acquired in 2019 within the company’s Alternative Credential Segment, $9.1 million in acquisition-related transaction, integration, and organizational restructuring-related costs, and $59.9 million of incremental operating costs resulting from the acquisition of Trilogy. The remainder is primarily attributable to increases in costs related to direct marketing, personnel, and curriculum and teaching. These cost increases are due to new offerings and growth in existing offerings, increased depreciation and amortization expense associated with implementing new features and capabilities in the company’s platform, and content for the company’s offerings. For a further discussion of the non-cash impairment of goodwill, see Note 4 to the company’s unaudited financial statements included in its periodic report on Form 10-Q for the quarter ended September 30, 2019.

As of September 30, 2019, the company's cash and cash equivalents totaled $154.1 million, a decrease of $64.6 million from $218.7 million as of June 30, 2019, and a decrease of $295.7 million from $449.8 million as of December 31, 2018. The $64.6 million decrease from June 30, 2019 was primarily driven by a use of cash from operations of $37.7 million and additions of amortizable intangible assets related to content and technology of $18.5 million. As of September 30, 2019, the company reported outstanding long-term debt of $253.5 million principally related to its term loan facility maturing in May 2024.

Business Outlook for Fiscal Year 2019

The company updated its full year 2019 guidance measures provided on July 30, 2019:

•	Revenue to range from $570.0 million to $575.0 million, or growth of 38% to 40%
•	Net loss to range from $238.8 million to $232.8 million, or $(3.89) to $(3.79) per share
•	Adjusted net loss to range from $78.5 million to $72.5 million
•	Adjusted EBITDA loss to range from $28.0 million to $22.0 million
•	Weighted-average shares of common stock outstanding of 61.4 million

Non-GAAP Measures

To provide investors and others with additional information regarding 2U’s results, the company has disclosed the following non-GAAP financial measures: adjusted EBITDA (loss), adjusted net income (loss), and adjusted net income (loss) per share. The company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The company defines adjusted EBITDA (loss) as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization expense, foreign currency gains or losses, acquisition-related gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, impairment charges, and stock-based compensation expense. The company defines adjusted net income (loss) as net income or net loss, as applicable, before foreign currency gains or losses, acquisition-related gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, impairment charges, and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods which result in adjusted net income, and basic weighted-average shares outstanding for periods which result in an adjusted net loss.

The company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate the company’s financial performance. Management believes these non-GAAP financial measures reflect the company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the company’s business as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The use of adjusted EBITDA (loss), adjusted net income (loss), and adjusted net income (loss) per share measures have certain limitations, as they do not reflect all items of income and expense that affect the company’s operations. The company compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Conference Call Information

What:	2U, Inc.’s third quarter 2019 financial results conference call
When:	Tuesday, November 12, 2019
Time:	5 p.m. ET
Live Call:	(877) 359-9508
Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

Eliminating the back row in higher education is not just a metaphor—it’s our mission. For more than a decade, 2U, Inc., a global leader in education technology, has been a trusted partner and brand steward of great universities. We build, deliver, and support more than 300 digital and in-person educational offerings, including graduate degrees, professional certificates, Trilogy-powered boot camps, and GetSmarter short courses. Together with our partners, 2U has positively transformed the lives of more than 170,000 students and lifelong learners. To learn more, visit 2U.com. #NoBackRow

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding 2U, Inc.’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the acquisition of Trilogy and future results of the operations and financial position of 2U, including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. The company undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to:

•	trends in the higher education market and the market for online education, and expectations for growth in those markets;
•	the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;
•	the company’s ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;
•	the company’s expectations about the potential benefits of its cloud-based software-as-a-service, or SaaS, technology and technology-enabled services to university clients and students;
•	the company’s dependence on third parties to provide certain technological services or components used in its platform;
•	the company’s ability to meet the anticipated launch dates of its educational offerings;
•	the company’s expectations about the predictability, visibility and recurring nature of its business model;
•	the company’s ability to acquire new university clients and expand its offerings with existing university clients;
•	its ability to successfully integrate the operations of its acquisitions, including Get Educated International Proprietary Limited, or GetSmarter, and Trilogy Education Services, Inc., or Trilogy, achieve the expected benefits of its acquisitions and manage, expand and grow the combined company;
•	the company’s expectations regarding the amount of time its cash balances and other available financial resources will be sufficient to fund its operations;
•	the company’s ability to service its substantial indebtedness and comply with the financial and other restrictive covenants contained in the credit agreement governing its senior secured term loan facility;
•	the company’s ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired;
•	the company’s ability to execute its growth strategy in the international, undergraduate and non-degree alternative markets;
•	the company’s ability to continue to acquire prospective students for its offerings;
•	the company’s ability to affect or increase student retention in its graduate programs;
•	the company’s ability to attract, hire and retain qualified employees;
•	the company’s expectations about the scalability of its cloud-based platform;
•	the company’s expectations regarding future expenses in relation to future revenue; and
•	potential changes in regulations applicable to the company or its university clients.

These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in 2U’s Annual Report on Form 10-K for the year ended December 31, 2018, as amended and supplemented by risks and uncertainties under the heading “Risk Factors” in 2U’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and other reports filed with the Securities and Exchange Commission. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, 2U, Inc., egoodwin@2U.com

Media Contact: Glenda Felden, 2U, Inc., media@2U.com

2U, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$154,091	$449,772
Restricted cash	16,739	—
Investments	—	25,000
Accounts receivable, net	84,797	32,636
Prepaid expenses and other assets	39,239	14,272
Total current assets	294,866	521,680
Property and equipment, net	56,105	52,299
Right-of-use assets	40,391	—
Goodwill	414,027	61,852
Amortizable intangible assets, net	336,373	136,605
University payments and other assets, non-current	71,808	34,918
Total assets	$1,213,570	$807,354
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$59,607	$27,647
Accrued compensation and related benefits	27,256	23,001
Deferred revenue	58,634	8,345
Lease liability	7,104	—
Other current liabilities	12,362	9,487
Total current liabilities	164,963	68,480
Long-term debt	245,856	3,500
Deferred tax liabilities, net	6,172	6,949
Lease liability, non-current	62,709	—
Other liabilities, non-current	812	23,416
Total liabilities	480,512	102,345
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 63,388,705 shares issued and outstanding as of September 30, 2019; 57,968,493 shares issued and outstanding as of December 31, 2018	63	58
Additional paid-in capital	1,180,298	957,631
Accumulated deficit	(434,804)	(244,166)
Accumulated other comprehensive loss	(12,499)	(8,514)
Total stockholders’ equity	733,058	705,009
Total liabilities and stockholders’ equity	$1,213,570	$807,354

2U, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$153,798	$106,963	$411,493	$296,674
Costs and expenses
Curriculum and teaching	21,336	6,351	41,345	16,665
Servicing and support	27,351	16,586	71,518	49,116
Technology and content development	34,132	16,361	79,969	45,436
Marketing and sales	93,521	60,548	260,231	171,982
General and administrative	42,040	18,974	93,471	63,323
Impairment charge	70,379	—	70,379	—
Total costs and expenses	288,759	118,820	616,913	346,522
Loss from operations	(134,961)	(11,857)	(205,420)	(49,848)
Interest income	924	1,799	5,087	3,053
Interest expense	(5,651)	(27)	(8,130)	(81)
Other expense, net	(710)	(273)	(1,093)	(1,493)
Loss before income taxes	(140,398)	(10,358)	(209,556)	(48,369)
Income tax (expense) benefit	(714)	414	18,918	5,207
Net loss	$(141,112)	$(9,944)	$(190,638)	$(43,162)
Net loss per share, basic and diluted	$(2.23)	$(0.17)	$(3.14)	$(0.78)
Weighted-average shares of common stock outstanding, basic and diluted	63,358,890	57,663,361	60,690,536	55,128,845
Other comprehensive loss
Foreign currency translation adjustments, net of tax of $0 for all periods presented	(5,856)	(2,781)	(3,985)	(12,327)
Comprehensive loss	$(146,968)	$(12,725)	$(194,623)	$(55,489)

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(190,638)	$(43,162)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	46,639	23,382
Stock-based compensation expense	36,086	24,064
Non-cash lease expense	8,407	—
Bad debt expense	1,785	—
Impairment charge	70,379	—
Changes in operating assets and liabilities:
Accounts receivable, net	(39,743)	(35,543)
Payments to university clients	(22,257)	(11,066)
Prepaid expenses and other assets	(6,760)	(5,426)
Accounts payable and accrued expenses	12,712	10,796
Accrued compensation and related benefits	(109)	1,185
Deferred revenue	20,162	12,210
Other liabilities, net	(24,263)	(3,976)
Other	1,939	1,493
Net cash used in operating activities	(85,661)	(26,043)
Cash flows from investing activities
Purchase of a business, net of cash acquired	(388,004)	—
Additions of amortizable intangible assets	(50,950)	(51,713)
Purchases of property and equipment	(11,310)	(8,027)
Purchase of investments	(10,000)	(25,000)
Proceeds from maturities of investments	25,000	—
Advances made to university clients	(100)	(300)
Advances repaid by university clients	350	25
Other	4	—
Net cash used in investing activities	(435,010)	(85,015)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	—	330,862
Proceeds from exercise of stock options	2,942	7,032
Proceeds from debt	243,726	—
Tax withholding payments associated with settlement of restricted stock units	(2,573)	(3,450)
Proceeds from ESPP share purchases	1,895	1,278
Payments for acquisition of amortizable intangible assets	(1,283)	(4,900)
Payment of debt issuance costs	(1,953)	—
Net cash provided by financing activities	242,754	330,822
Effect of exchange rate changes on cash	(1,025)	(908)
Net (decrease) increase in cash, cash equivalents and restricted cash	(278,942)	218,856
Cash, cash equivalents and restricted cash, beginning of period	449,772	223,370
Cash, cash equivalents and restricted cash, end of period	$170,830	$442,226

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss to adjusted net loss for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands, except share and per share amounts)
Net loss	$(141,112)	$(9,944)	$(190,638)	$(43,162)
Adjustments:
Foreign currency loss	710	273	1,093	1,493
Amortization of acquired intangible assets	11,096	1,446	17,863	4,723
Income tax benefit on amortization of acquired intangible assets	(393)	(396)	(1,165)	(1,294)
Acquisition-related income tax expense (benefit)	1,504	—	(17,758)	(2,987)
Deferred revenue fair value adjustment	5,927	—	9,279	—
Transaction costs	92	—	4,466	—
Integration costs	2,436	—	2,493	—
Restructuring-related costs	6,581	—	7,174	—
Impairment charge	70,379	—	70,379	—
Stock-based compensation expense	16,535	7,933	36,086	24,064
Total adjustments	114,867	9,256	129,910	25,999
Adjusted net loss	$(26,245)	$(688)	$(60,728)	$(17,163)
Net loss per share, basic and diluted	$(2.23)	$(0.17)	$(3.14)	$(0.78)
Adjusted net loss per share, basic and diluted	$(0.41)	$(0.01)	$(1.00)	$(0.31)
Weighted-average shares of common stock outstanding, basic and diluted	63,358,890	57,663,361	60,690,536	55,128,845

The following table presents a reconciliation of net loss to adjusted EBITDA (loss) for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
Net loss	$(141,112)	$(9,944)	$(190,638)	$(43,162)
Adjustments:
Interest income	(924)	(1,799)	(5,087)	(3,053)
Interest expense	5,651	27	8,130	81
Foreign currency loss	710	273	1,093	1,493
Income tax expense (benefit)	714	(414)	(18,918)	(5,207)
Depreciation and amortization expense	22,288	8,599	46,639	23,382
Deferred revenue fair value adjustment	5,927	—	9,279	—
Transaction costs	92	—	4,466	—
Integration costs	2,436	—	2,493	—
Restructuring-related costs	6,581	—	7,174	—
Impairment charge	70,379	—	70,379	—
Stock-based compensation expense	16,535	7,933	36,086	24,064
Total adjustments	130,389	14,619	161,734	40,760
Adjusted EBITDA (loss)	$(10,723)	$4,675	$(28,904)	$(2,402)

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents (i) a reconciliation of net loss guidance to adjusted net income (loss) guidance and adjusted EBITDA (loss) guidance and (ii) a reconciliation of net loss per share guidance to adjusted net income (loss) per share guidance, each at the midpoint of the ranges provided by the company, for each of the periods indicated:

	Year Ending December 31, 2019
	$	$/Share
	(in millions, except per share amounts)
Net loss	$(235.8)	$(3.84)
Foreign currency loss	1.0	0.02
Amortization of acquired intangible assets	28.4	0.46
Income tax benefit on amortization of acquired intangible assets	(1.6)	(0.02)
Acquisition-related income tax benefit	(17.8)	(0.29)
Deferred revenue fair value adjustment	11.1	0.18
Transaction costs	4.5	0.07
Integration costs	2.5	0.04
Restructuring-related costs	8.7	0.14
Impairment charge	70.4	1.15
Stock-based compensation expense	53.1	0.86
Adjusted net loss	(75.5)	(1.23)
Interest income	(5.5)	*
Interest expense	14.1	*
Income tax expense	0.5	*
Depreciation and amortization expense	41.4	*
Adjusted EBITDA loss	$(25.0)	*
Projected weighted-average shares of common stock outstanding, basic		61.4

*	Not provided.

2U, Inc.

Key Business and Financial Performance Metrics

(unaudited)

Full Course Equivalent Enrollments

Graduate Program Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in the company’s Graduate Program Segment for the last eight quarters.

	Q4 ‘17	Q1 ‘18	Q2 ‘18	Q3 ‘18	Q4 ‘18	Q1 ‘19	Q2 ‘19	Q3 ‘19
Graduate Program Segment full course equivalent enrollments	27,082	29,770	30,548	32,665	34,695	39,512	39,180	40,910
Graduate Program Segment average revenue per full course equivalent enrollment	$2,758	$2,706	$2,658	$2,747	$2,792	$2,637	$2,588	$2,527

Alternative Credential Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in the company’s Alternative Credential Segment for the last eight quarters.

	Q4 ‘17	Q1 ‘18	Q2 ‘18	Q3 ‘18	Q4 ‘18	Q1 ‘19	Q2 ‘19*	Q3 ‘19*
Alternative Credential Segment full course equivalent enrollments	6,751	6,002	8,222	8,937	9,041	9,128	12,662	14,729
Alternative Credential Segment average revenue per full course equivalent enrollment	$1,777	$1,954	$1,972	$1,930	$2,015	$1,979	$2,955	$3,825

*	The Trilogy acquisition, completed on May 22, 2019, is fully incorporated in the company’s results from that date forward. Average revenue per full course equivalent enrollment for the company’s Alternative Credential Segment includes $3.3 million and $6.0 million of purchase accounting adjustments for the second and third quarters of 2019, respectively.